THE SECURITIES REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.

                      DOUBLE EAGLE PETROLEUM AND MINING CO.

                             STOCK WARRANT AGREEMENT


     THIS STOCK WARRANT AGREEMENT (the "Agreement") is made and entered into as of the 16th day of October 1998 by and between Double Eagle Petroleum And Mining Co., a Wyoming corporation (the "Company"), and Tina H. Vessels (the "Holder").

                                   WITNESSETH:

     WHEREAS, pursuant to the Subscription Agreement dated as of November 24, 1998 between the Company and Holder (the "Subscription Agreement"), Holder agreed to purchase from the Company, and the Company agreed to sell and issue to the Holder, a warrant to purchase shares of the $.01 par value common stock of the Company ("Common Stock"), said warrant to be for the number of shares, at the price per share and on the terms set forth in this Agreement; and

     WHEREAS, the Holder desires to receive a warrant on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1. Grant Of Warrant. The Company hereby grants to the Holder the right and warrant (the "Warrant") to purchase all or any part of an aggregate of 75,000 shares of the authorized and unissued $.10 par value common stock of the Company (the "Warrant Shares") pursuant to the terms and conditions set forth in this Agreement.

     2. Warrant Price. At any time when shares are to be purchased pursuant to the Warrant, the purchase price for each Warrant Share shall be $1.375 (the "Warrant Price"), subject to adjustment as provided in this Agreement.

     3. Exercise Period. The period for the exercise of the Warrant shall commence on the date of this Agreement and shall terminate at 5:00 p.m., Denver, Colorado time on October 16, 2003 unless terminated earlier as provided in this Agreement.

     4. Exercise Of Warrant.

          (a) The Warrant may be exercised in whole or in part by delivering to the Treasurer or President of the Company at the address of the Company's principal office (i) a Notice And Agreement Of Exercise Of Warrant, substantially in the form attached hereto as Exhibit A, specifying the number of Warrant Shares with respect to which the Warrant is exercised, and (ii) full payment of the Warrant Price for such shares. Payment shall be made by certified check or cleared funds. The Warrant may not be exercised in part unless the purchase price for the Warrant Shares purchased is at least $1,000 or unless the entire remaining portion of the Warrant is being exercised.

          (b) Promptly upon receipt of the Notice And Agreement Of Exercise Of Warrant together with the full payment of the Warrant Price, the Company shall deliver to the Holder a properly executed certificate or certificates representing the Warrant Shares being purchased.

     5. Redemption Of Warrant. At any time on and after April 26, 2001 and prior to the exercise or expiration of the Warrant, the Company shall have the right to call the Warrants for redemption upon 30 days' prior written or published notice at a price of $.001 per Warrant, provided however that the closing bid quotation for the Common Stock for at least 20 of the 30 consecutive business days ending on the business day prior to the Company's giving notice of redemption has been at least $3.00 per share. The Holder shall have the right to exercise the Warrant prior to the date set forth in the Company's notice of redemption (the "Redemption Date"). After the Redemption Date, all rights of the Holder shall terminate, other than the right to receive the redemption price of $.001 per Warrant, without interest. The redemption price shall be subject to adjustment upon the occurrence of certain events as described in this Agreement.

     6. Withholding Taxes. The Company may take such steps as it deems necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the Warrant including, but not limited to, the withholding of all or any portion of any payment owed by the Company to the Holder or the withholding of issuance of Warrant Shares to be issued upon the exercise of the Warrant.

     7. Securities Laws Requirements. The issuance of the Warrant has not been registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon an exemption from registration. In addition, no Warrant Shares shall be issued unless and until, in the opinion of the Company, there has been full compliance with, or an exemption from, any applicable registration requirements of the 1933 Act, any applicable listing requirements of any securities exchange on which stock of the same class has been listed, and any other requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery. The Holder hereby acknowledges, represents, warrants and agrees as follows, and, pursuant to the terms of the Notice And Agreement Of Exercise Of Warrant (Exhibit A) that shall be delivered to the Company upon each exercise of the Warrant, the Holder shall acknowledge, represent, warrant and agree as follows:

          (a) Holder is acquiring the Warrant and the Warrant Shares for investment purposes only and the Warrant and the Warrant Shares that Holder is acquiring will be held by Holder without sale, transfer or other disposition for an indefinite period unless the transfer of those securities is subsequently registered under the federal securities laws or unless exemptions from registration are available;

          (b) Holder's overall commitment to investments that are not readily marketable is not disproportionate to Holder's net worth and Holder's investment in the Warrant and the Warrant Shares will not cause such overall commitments to become excessive;

          (c) Holder's financial condition is such that Holder is under no present or contemplated future need to dispose of any portion of the Warrant or the Warrant Shares to satisfy any existing or contemplated undertaking, need or indebtedness;

          (d) Holder has sufficient knowledge and experience in business and financial matters to evaluate, and Holder has evaluated, the merits and risks of an investment in the Warrant and the Warrant Shares;

          (e) The address set forth on the signature page to this Agreement is Holder's true and correct residence, and Holder has no present intention of becoming a resident of any other state or jurisdiction;

          (f) Holder confirms that all documents, records and books pertaining to an investment in the Warrant and the Warrant Shares that have been requested by Holder have been made available or delivered to Holder. Without limiting the foregoing, Holder has received and reviewed the Company's Annual Report on Form 10-KSB for the year ended August 31, 1997 and Quarterly Reports on Form 10-QSB for each of the quarters ended November 30, 1997, February 28, 1998 and May 31, 1998, and the other documents included with the letter from the Company to the Holder dated November 24, 1998, and the Company's press releases dated each of September 19, 1997, September 26, 1997, October 1, 1997, December 3, 1997, January 13, 1998, February 11, 1998, March 11, 1998, July 21, 1998, August 13,
1998 and August 27, 1998, and Holder has had the opportunity to discuss the acquisition of the Warrant and the Warrant Shares with the Company, and Holder has obtained or been given access to all information concerning the Company that Holder has requested;

          (g) Holder has had the opportunity to ask questions of, and receive the answers from, the Company concerning the terms of the investment in the Warrant and the Warrant Shares and to receive additional information necessary to verify the accuracy of the information delivered to Holder, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense;

          (h) Holder understands that the Warrant has not been, and the Warrant Shares issuable upon exercise of the Warrants will not be, registered under the 1933 Act or any state securities laws in reliance on an exemption for private offerings, and no federal or state agency has made any finding or determination as to the fairness of this investment or any recommendation or endorsement of the issuance of the Warrant or the Warrant Shares;

          (i) The Warrant and the Warrant Shares that Holder is acquiring will be solely for Holder's own account, for investment, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof. Holder has no agreement or arrangement for any such resale, distribution, subdivision or fractionalization thereof;

          (j) Holder acknowledges and is aware of the following:

               (i) The Company has a history of losses. The Warrant and the Warrant Shares constitute a speculative investment and involve a high degree of risk of loss by Holder of Holder's total investment in the Warrant and the Warrant Shares.

               (ii) There are substantial restrictions on the transferability of the Warrant and the Warrant Shares. The Warrant is not transferable. The Warrant Shares cannot be transferred, pledged, hypothecated, sold or otherwise disposed of unless they are registered under the 1933 Act or an exemption from such registration is available and established to the satisfaction of the Company; except as set forth in the Subscription Agreement, investors in the Company have no rights to require that the Warrant Shares be registered; there is no right of presentment of the Warrant Shares and there is no obligation by the Company to repurchase any of the Warrant Shares; and, accordingly, Holder may have to hold the Warrant Shares indefinitely and it may not be possible for Holder to liquidate Holder's investment in the Company;

               (iii) Each certificate issued representing the Warrant Shares shall be imprinted with a legend that sets forth a description of the restrictions on transferability of those securities, which legend will read substantially as follows:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND ARE 'RESTRICTED SECURITIES' AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT."

          (k) The Holder shall report all sales of Warrant Shares to the Company in writing on a form prescribed by the Company.

          The restrictions described above, or notice thereof, may be placed on the certificates representing the Warrant Shares purchased pursuant to the Warrant, and the Company may refuse to issue the certificates or to transfer the shares on its books unless it is satisfied that no violation of such restrictions will occur.

     8. Adjustment By Stock Split, Stock Dividend, Etc. If at any time the Company increases or decreases the number of its outstanding shares of common stock, or changes in any way the rights and privileges of such shares, by means of the payment of a stock dividend or the making of any other distribution on such shares payable in its common stock, or through a stock split or subdivision of shares, or a consolidation or combination of shares, or through a reclassification or recapitalization involving its common stock, the numbers, rights and privileges of the shares of common stock included in the Warrant shall be increased, decreased or changed in like manner as if such shares had been issued and outstanding, fully paid and nonassessable at the time of such occurrence and the Warrant Price shall be correspondingly decreased, increased or otherwise changed. Whenever the number or kind of shares comprising the Warrant Shares or the Warrant Price is adjusted, the Company shall promptly give written notice and a certificate of the Chief Financial Officer or President of the Company to each Holder of record of the outstanding Warrants, stating that such an adjustment has been effected and setting forth the number and kind of shares purchasable and the amount of the then-current Warrant Price, and stating in reasonable detail the facts requiring such adjustment and the calculation of such adjustment.

     9. Reorganization And Reclassification. In case of any capital reorganization or any reclassification of the capital stock of the Company while the Warrants remain outstanding, the Holder of the Warrants shall thereafter be entitled to purchase pursuant to the Warrants (in lieu of the kind and number of shares of Common Stock comprising Warrant Shares that such Holder would have been entitled to purchase or acquire immediately before such reorganization or reclassification) the kind and number of shares of stock of any class or classes or other securities or property for or into which such shares of Common Stock would have been exchanged, converted, or reclassified if the Warrant Shares had been purchased immediately before such reorganization or reclassification. In case of any such reorganization or reclassification, appropriate provision (as determined by resolutions of the Board of Directors of the Company) shall be made with respect to the rights and interest thereafter of the Holder of the Warrants, to the end that all the provisions of this Warrant Agreement (including adjustment provisions) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities or property.

     10. Common Stock To Be Received Upon Exercise. Holder understands that (a) the Company is under no obligation to register the issuance of the Warrant Shares, (b) the Company's obligation to register the resale of the Warrant Shares under the 1933 Act is as set forth in Section 3 of the Subscription Agreement, and (c) in the absence of any such registration, the Warrant Shares cannot be sold unless they are sold pursuant to an exemption from registration under the 1933 Act. Holder also understands that with respect to Rule 144, routine sales of securities made in reliance upon such Rule can be made only in limited amounts in accordance with the terms and conditions of the Rule, and that in cases in which the Rule is inapplicable, compliance with either
Regulation A or another disclosure exemption under the 1933 Act will be required. Thus, the Warrant Shares will have to be held indefinitely in the absence of registration under the Act or an exemption from registration.

     Furthermore, the Holder fully understands that issuance of the Warrant Shares will not be registered under the Act and that, because the issuance of the Warrant Shares will not be registered, the Warrant Shares will be issued in reliance upon an exemption which is available only if Holder acquires such shares for investment and not with a view to distribution. Holder is familiar with the phrase "acquired for investment and not with a view to distribution" as it relates to the Act and the special meaning given to such term in various releases of the Securities And Exchange Commission.

     11. Privilege Of Ownership. Holder shall not have any of the rights of a stockholder with respect to the shares covered by the Warrant except to the extent that one or more certificates for such shares shall be delivered to him upon exercise of the Warrant.

     12. Relationship To Engagement. Nothing contained in this Agreement (i) shall confer upon the Holder any right with respect to continuance of Holder's engagement by, or affiliation with, or relationship to, the Company, or (ii)
shall interfere in any way with the right of the Company at any time to terminate the Holder's engagement by, position or affiliation with, or relationship to, the Company.

     13. Notices. All notices, requests, demands, directions and other communications ("Notices") concerning this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable party at the address of such party set forth below in this
Section 13. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the fifth business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective party set forth in this Section 13, provided that it is delivered on a business day and further provided that it is delivered prior to 5:00 p.m., local time of the party to whom the notice is being delivered, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the Notice is delivered. When sent by telecopier or facsimile, each such Notice shall be effective on the day on which it is sent provided that it is sent on a business day and further provided that it is sent prior to 5:00 p.m., local time of the party to whom the Notice is being sent, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the Notice is sent. Each such Notice shall be addressed to the party to be notified as shown below:

          (a) if to the Company:

              Double Eagle Petroleum And Mining Co.
              777 Overland Trail
              Casper, Wyoming 82602
              Facsimile No. (307) 266-1823
              Attention:  President

          (b) if to the Holder:

              Tina H. Vessels
              At the address set forth on the signature page of this Agreement


     Either party may change its respective address for purposes of this Section 13 by giving the other party Notice of the new address in the manner set forth above.

     14. General Provisions. This instrument (a) contains the entire agreement between the parties, (b) may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with such amendment or waiver, (c) shall be construed in accordance with, and governed by the laws of Colorado, and (d) shall be binding upon and shall inure to the benefit of the parties and their respective personal representatives and assigns, except as above set forth. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural as the identity of the parties hereto may require.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

                                         DOUBLE EAGLE PETROLEUM AND
                                         MINING CO.



Date:____________________                By:_______________________________


                                         ------------------------------
                                         Printed Name And Title

                                         HOLDER



Date:____________________                __________________________________
                                         Tina H. Vessels, individually
                                         Address:  1610 Wynkoop, Suite 100
                                                   Denver, Colorado 80202
                                                   Facsimile No. (303) 534-0487

                                    EXHIBIT A
                    (To Double Eagle Petroleum And Mining Co.
                            Stock Warrant Agreement)

                      DOUBLE EAGLE PETROLEUM AND MINING CO.

                   NOTICE AND AGREEMENT OF EXERCISE OF WARRANT

     I hereby exercise my Double Eagle Petroleum And Mining Co. Stock Warrant dated as of October 16, 1998 as to ________ shares of the $.01 par value common stock (the "Warrant Shares") of Double Eagle Petroleum And Mining Co. (the "Company") at a purchase price of $_______ per share. The total exercise price for these Warrant Shares is $________. Enclosed is payment in the form of
___________________.

     Enclosed is the payment specified in Section 4 of my Warrant Agreement.

     I understand that no Warrant Shares will be issued unless and until, in the opinion of the Company, there has been full compliance with, or an exemption from, any applicable registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery. I hereby acknowledge, represent, warrant and agree, to and with the Company as follows:

     (a) Holder is acquiring the Warrant Shares for investment purposes only and the Warrant Shares that Holder is acquiring will be held by Holder without sale, transfer or other disposition for an indefinite period unless the transfer of those securities is subsequently registered under the federal securities laws or unless exemptions from registration are available;

     (b) Holder's overall commitment to investments that are not readily marketable is not disproportionate to Holder's net worth and Holder's investment in the Warrant Shares will not cause such overall commitments to become excessive;

     (c) Holder's financial condition is such that Holder is under no present or contemplated future need to dispose of any portion of the Warrant Shares to satisfy any existing or contemplated undertaking, need or indebtedness;

     (d) Holder has sufficient knowledge and experience in business and financial matters to evaluate, and Holder has evaluated, the merits and risks of an investment in the Warrant Shares;

     (e) The address set forth in this Agreement is Holder's true and correct residence, and Holder has no present intention of becoming a resident of any other state or jurisdiction;

     (f) Holder confirms that all documents, records and books pertaining to an investment in the Warrant Shares that have been requested by the Holder have been made available or delivered to Holder. Without limiting the foregoing, Holder has received and reviewed the Company's Annual Report on Form 10-KSB for the year ended August 31, 1997 and Quarterly Reports on Form 10-QSB for each of the quarters ended November 30, 1997, February 28, 1998 and May 31, 1998, all subsequent periodic reports required to be filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, that have been provided to the Holder by the Company, and the Company's press releases dated each of September 19, 1997, September 26, 1997, October 1, 1997, December 3, 1997, January 13,
1998,  February 11, 1998,  March 11,  1998,  July 21, 1998,  August 13, 1998 and
August 27, 1998, and all subsequent press releases issued by the Company that have been provided to the Holder by the Company, and Holder has had the opportunity to discuss the acquisition of the Warrant Shares with the Company, and Holder has obtained or been given access to all information concerning the Company that Holder has requested;

     (g) Holder has had the opportunity to ask questions of, and receive the answers from, the Company concerning the terms of the investment in the Warrant Shares and to receive additional information necessary to verify the accuracy of the information delivered to Holder, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense;

     (h) Holder understands that the issuance of the Warrant Shares upon the exercise of the Warrants has not been registered under the 1933 Act or any state securities laws in reliance on an exemption for private offerings, and no federal or state agency has made any finding or determination as to the fairness of this investment or any recommendation or endorsement of the sale of the Warrant Shares;

     (i) The Warrant Shares that Holder is acquiring will be solely for Holder's own account, for investment, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof. Holder has no agreement or arrangement for any such resale, distribution, subdivision or fractionalization thereof;

     (j) Holder acknowledges and is aware of the following:

               (i) The Company has a history of losses. The Warrant Shares constitute a speculative investment and involve a high degree of risk of loss by Holder of Holder's total investment in the Warrant Shares.

               (ii) There are substantial restrictions on the transferability of the Warrant Shares. The Warrant Shares cannot be transferred, pledged, hypothecated, sold or otherwise disposed of unless they are registered under the 1933 Act or an exemption from such registration is available and established to the satisfaction of the Company; investors in the Company have no rights to require that the Warrant Shares be registered except as set forth in the Subscription Agreement; there is no right of presentment of the Warrant Shares and there is no obligation by the Company to repurchase any of the Warrant Shares; and, accordingly, Holder may have to hold the Warrant Shares indefinitely and it may not be possible for Holder to liquidate Holder's investment in the Company.

               (iii) Each certificate issued representing the Warrant Shares shall be imprinted with a legend that sets forth a description of the restrictions on transferability of those securities, which legend will read substantially as follows:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND ARE 'RESTRICTED SECURITIES' AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT."


          The number of Warrant Shares specified above are to be issued in the name or names set forth below in the left-hand column.




(Print Your Name)                                    Signature


(Holder - Print Name of Spouse                       Address
if you wish joint registration)
                                                     City, State and Zip Code